EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2002 relating to the consolidated financial statements of Ladenburg Thalmann Financial Services Inc. which appears in Ladenburg Thalmann Financial Services Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 23, 2002